UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 11, 2006

VORNADO REALTY L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	No. 000-22635	No. 13-3925979
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Avenue
New York, New York	10019
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 894-7000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

Public Offering of 8,100,000 Common Shares of Beneficial Interest by Vornado Realty Trust

On December 11, 2006, Vornado Realty Trust (“Vornado”) issued and sold in an underwritten public offering 8,100,000 of its common shares of beneficial interest, par value $0.04 per share, at a price to Vornado of $124.05 per share, after deduction of the underwriters’ discount. Vornado has granted to Lehman Brothers Inc. and J.P. Morgan Securities Inc., the underwriters of the public offering, an option for 30 days from December 6, 2006 to purchase up to an additional 1,215,000 common shares to cover over-allotments.

On December 11, 2006, Vornado Realty L.P. (the “Operating Partnership”), the majority-owned subsidiary of Vornado through which Vornado conducts its business, issued 8,100,000 Class A Units of limited partnership interests to Vornado in return for the net proceeds from the above-referenced offering of common shares in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act.  In the event that the underwriters of Vornado’s above-referenced offering of common shares utilize their option to purchase additional Vornado common shares, Vornado will contribute the net proceeds from that purchase to the Operating Partnership in return for a number of Class A Units equal to the additional common shares purchased by the underwriters.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY L.P.
(Registrant)

By:	VORNADO REALTY TRUST,

Sole General Partner

By:	/s/ Joseph Macnow
	Name:	Joseph Macnow
	Title:	Executive Vice President
- Finance and Administration and
Chief Financial Officer

Date: December 13, 2006

3